Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of China Media Group Corporation a Texas corporation (the "Company") on Form 10-Q for the nine months period ending September 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Mohd Mahyudin bin Zainal, Chief Executive Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to China Media Group Corporation, and will be retained by China Media Group Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Mohd Mahyudin bin Zainal
--------------------------
Mohd Mahyudin bin Zainal
Chief Executive Officer
November 19, 2012